Exhibit 99.8(a)

4th AMENDMENT TO PARTICIPATION AGREEMENT

This amendment (“Amendment”) is entered into as of the      day of December, 2011, by and among SYMETRA LIFE INSURANCE COMPANY, (hereinafter the “Company”), a Washington corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”).

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated February 25, 2007 as amended (the “Agreement”);

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	Schedule A of the agreement is replaced with Schedule A attached hereto.

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.

Except as expressly amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

SYMETRA LIFE INSURANCE COMPANY

By:

Name:	Daniel R. Guilbert

Title:	Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III, and
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By:
Name:
Title:

FIDELITY DISTRIBUTORS CORPORATION

By:
Name:
Title:

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded By Separate Account

Symetra Separate Account SL	Premier Accumulation Life
November 6, 1986	Enhanced Accumulation Life
Symetra Complete
Symetra Complete Advisor

Symetra Separate Account C	Spinnaker
September 14, 1993	Spinnaker Advisor
Spinnaker Choice
Focus
Retirement Passport GVA
Mainsail

Symetra Resource Variable Account B	Spinnaker Plus
February 6, 1986	Resource B
Symetra True Variable Annuity

Unregistered Accounts

Symetra Separate Account D	Symetra GVA

Symetra Separate Account VL	VCOLI
July 29, 2008

Symetra Separate Account A	Resource A